                                                                  EXHIBIT 10.20






                                CREDIT AGREEMENT

                                   DATED AS OF
                                DECEMBER 18, 2003

                                      AMONG

                                MEDUSA SPAR LLC,
                                  AS BORROWER,

                            THE BANK OF NOVA SCOTIA,
                            AS ADMINISTRATIVE AGENT,

                                 BANK ONE, N.A.

                                       AND

                                 SUNTRUST BANK,
                             AS SYNDICATION AGENTS,

                                       AND

                            THE LENDERS PARTY HERETO




                     SOLE LEAD ARRANGER AND SOLE BOOKRUNNER

                             THE BANK OF NOVA SCOTIA

                                TABLE OF CONTENTS

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                                                                                                                PAGE
                                    ARTICLE I
                       DEFINITIONS AND ACCOUNTING MATTERS

   Section 1.01         Terms Defined Above.......................................................................1
   Section 1.02         Certain Defined Terms.....................................................................1
   Section 1.03         Types of Loans...........................................................................19
   Section 1.04         Terms Generally; Rules of Construction...................................................19
   Section 1.05         Accounting Terms and Determinations; GAAP................................................19

                                   ARTICLE II
                                  THE TERM LOAN

   Section 2.01         Term Loan................................................................................20
   Section 2.02         Loans....................................................................................20
   Section 2.03         Request for Term Loan....................................................................21
   Section 2.04         Funding of Term Loan.....................................................................21

                                   ARTICLE III
              PAYMENTS OF PRINCIPAL AND INTEREST; PREPAYMENTS; FEES

   Section 3.01         Repayment of Loans.......................................................................22
   Section 3.02         Interest.................................................................................22
   Section 3.03         Alternate Rate of Interest...............................................................23
   Section 3.04         Prepayments..............................................................................23
   Section 3.05         Fees.....................................................................................23

                                   ARTICLE IV
                PAYMENTS; PRO RATA TREATMENT; SHARING OF SET-OFFS

   Section 4.01         Payments Generally; Pro Rata Treatment; Sharing of Set-offs..............................24
   Section 4.02         Presumption of Payment by the Borrower...................................................25
   Section 4.03         Certain Deductions by the Administrative Agent...........................................25

                                    ARTICLE V
           INCREASED COSTS; BREAK FUNDING PAYMENTS; TAXES; ILLEGALITY

   Section 5.01         Increased Costs..........................................................................25
   Section 5.02         Break Funding Payments...................................................................26
   Section 5.03         Taxes....................................................................................26
   Section 5.04         Mitigation Obligations...................................................................27
   Section 5.05         Illegality...............................................................................28

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

   Section 6.01         Effective Date...........................................................................28
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                                       i

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
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                                   ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES
   Section 7.01         Organization; Powers.....................................................................32
   Section 7.02         Authority; Enforceability................................................................32
   Section 7.03         Approvals; No Conflicts..................................................................32
   Section 7.04         Financial Condition; No Material Adverse Change..........................................33
   Section 7.05         Litigation...............................................................................33
   Section 7.06         Environmental Matters....................................................................34
   Section 7.07         Compliance with the Laws and Agreements; No Defaults.....................................35
   Section 7.08         Investment Company Act...................................................................35
   Section 7.09         Public Utility Holding Company Act.......................................................35
   Section 7.10         Taxes....................................................................................35
   Section 7.11         ERISA....................................................................................36
   Section 7.12         Disclosure; No Material Misstatements....................................................36
   Section 7.13         Insurance................................................................................36
   Section 7.14         Restriction on Liens.....................................................................37
   Section 7.15         Subsidiaries.............................................................................37
   Section 7.16         Location of Business and Offices.........................................................37
   Section 7.17         Properties; Titles, Etc..................................................................37
   Section 7.18         Maintenance of Properties................................................................38
   Section 7.19         Swap Agreements..........................................................................38
   Section 7.20         Use of Loans.............................................................................38
   Section 7.21         Solvency.................................................................................39
   Section 7.22         Medusa Spar Documents....................................................................39

                                  ARTICLE VIII
                              AFFIRMATIVE COVENANTS

   Section 8.01         Financial Statements; Ratings Change; Other Information..................................39
   Section 8.02         Notices of Material Events...............................................................42
   Section 8.03         Existence; Conduct of Business...........................................................42
   Section 8.04         Payment of Obligations...................................................................42
   Section 8.05         Performance of Obligations under Loan Documents and Medusa Spar Documents................42
   Section 8.06         Operation and Maintenance of Properties..................................................43
   Section 8.07         Insurance................................................................................43
   Section 8.08         Books and Records; Inspection Rights.....................................................44
   Section 8.09         Compliance with Laws.....................................................................44
   Section 8.10         Environmental Matters....................................................................44
   Section 8.11         Further Assurances.......................................................................45
   Section 8.12         Collateral...............................................................................45
   Section 8.13         Swap Agreements..........................................................................45
   Section 8.14         MEPC Restricted Account..................................................................45
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                                       ii



                                   ARTICLE IX
                               NEGATIVE COVENANTS
   Section 9.01         Debt.....................................................................................46
   Section 9.02         Liens....................................................................................46
   Section 9.03         Restricted Payments......................................................................47
   Section 9.04         Investments..............................................................................47
   Section 9.05         Nature of Business; International Operations.............................................47
   Section 9.06         Limitation on Leases.....................................................................48
   Section 9.07         Proceeds of Notes........................................................................48
   Section 9.08         ERISA Compliance.........................................................................48
   Section 9.09         Sale or Discount of Receivables..........................................................48
   Section 9.10         Mergers, Etc.............................................................................48
   Section 9.11         Dispositions.............................................................................48
   Section 9.12         Environmental Matters....................................................................48
   Section 9.13         Transactions with Affiliates.............................................................48
   Section 9.14         Subsidiaries.............................................................................49
   Section 9.15         Negative Pledge Agreements...............................................................49
   Section 9.16         Swap Agreements..........................................................................49
   Section 9.17         Amendments of Agreements.................................................................49
   Section 9.18         Limitation on Capital Expenditures.......................................................49

                                    ARTICLE X
                           EVENTS OF DEFAULT; REMEDIES

   Section 10.01        Events of Default........................................................................49
   Section 10.02        Remedies.................................................................................52

                                   ARTICLE XI
                                   THE AGENTS

   Section 11.01        Appointment; Powers......................................................................53
   Section 11.02        Duties and Obligations of Administrative Agent...........................................53
   Section 11.03        Action by Administrative Agent...........................................................54
   Section 11.04        Reliance by Administrative Agent.........................................................55
   Section 11.05        Subagents................................................................................55
   Section 11.06        Resignation or Removal of Agents.........................................................55
   Section 11.07        Agents as Lenders........................................................................56
   Section 11.08        No Reliance..............................................................................56
   Section 11.09        Administrative Agent May File Proofs of Claim............................................56
   Section 11.10        Authority of Administrative Agent to Release Collateral and Liens........................57
   Section 11.11        The Arranger and the Syndication Agents..................................................57

                                   ARTICLE XII
                                  MISCELLANEOUS

   Section 12.01        Notices..................................................................................57
   Section 12.02        Waivers; Amendments......................................................................58
   Section 12.03        Expenses, Indemnity; Damage Waiver.......................................................59
   Section 12.04        Successors and Assigns...................................................................61
   Section 12.05        Survival; Revival; Reinstatement.........................................................64
   Section 12.06        Counterparts; Integration; Effectiveness.................................................64
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                                      iii

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
   Section 12.07        Severability.............................................................................65
   Section 12.08        Right of Setoff..........................................................................65
   Section 12.09        GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS...............................65
   Section 12.10        Headings.................................................................................67
   Section 12.11        Confidentiality..........................................................................67
   Section 12.12        Interest Rate Limitation.................................................................68
   Section 12.13        EXCULPATION PROVISIONS...................................................................69
   Section 12.14        Collateral Matters; Swap Agreements......................................................69
   Section 12.15        No Third Party Beneficiaries.............................................................69
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                                       iv



                         ANNEXES, EXHIBITS AND SCHEDULES



         Annex I  .........         List of Commitments
         Annex II .........         Amortization Schedule

         Exhibit A.........         Form of Note
         Exhibit B.........         Form of Borrowing Request
         Exhibit C.........         Form of Compliance Certificate
         Exhibit D-1                Form of Legal Opinion of Baker Botts L.L.P., special counsel to the Borrower and OII
         Exhibit D-2                Form of Legal Opinion of Lemle & Kelleher, L.L.P., special counsel to MEPC and MOC
         Exhibit D-3                Form of Legal Opinion of Haynes and Boone, LLP, special counsel to CPC and CPOC
         Exhibit D-4                Form of Legal Opinion of John Moore, in-house counsel to MEPC and MOC
         Exhibit E-1.......         Security Instruments
         Exhibit E-2.......         Form of Security Agreement
         Exhibit E-3.......         Form of MOC Parent Guarantee
         Exhibit E-4.......         Form of CPC Parent Guarantee
         Exhibit E-5.......         Form of Minimum Throughput Guarantee
         Exhibit E-6.......         Form of Pledge Agreement
         Exhibit F.........         Form of Assignment and Assumption

         Schedule 1.02.....         Description of Dedicated Blocks
         Schedule 7.05.....         Litigation
         Schedule 7.19.....         Swap Agreements
         Schedule 9.03.....         Restricted Payments
         Schedule 9.04.....         Investments

         THIS CREDIT AGREEMENT dated as of December 18, 2003, is among: Medusa Spar LLC, a limited liability company duly formed and existing under the laws of the State of Delaware (the "Borrower"); each of the Lenders from time to time party hereto; and The Bank of Nova Scotia, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent"); and Bank One, N.A. and SunTrust Bank, as syndication agents for the Lenders (each in such capacity, together with its successors in such capacity, a "Syndication Agent").

                                 R E C I T A L S

         A. The Borrower has requested that the Lenders provide a single advance term loan to the Borrower.

         B. The Lenders have agreed to make such term loan subject to the terms and conditions of this Agreement.

         C. In consideration of the mutual covenants and agreements herein contained and of the term loan and commitments hereinafter referred to, the parties hereto agree as follows:

                                   ARTICLE I
                       DEFINITIONS AND ACCOUNTING MATTERS


         Section 1.01 Terms Defined Above. As used in this Agreement, each term defined above has the meaning indicated above.

         Section 1.02 Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

         "ABR", when used in reference to any Loan or the Term Loan, refers to whether such Loan, or the Loans comprising the Term Loan, are bearing interest at a rate determined by reference to the Alternate Base Rate.

         "Account Bank" has the meaning assigned such term in the Security Agreement.

         "Actual CPOC Throughput Amount" means, with respect to any given calendar quarter, that portion of the Tariff received by the Borrower which is attributable to CPOC's actual throughput of production through the Medusa Spar.

         "Adjusted LIBO Rate" means, with respect to the Term Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

         "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

         "Affected Loan" has the meaning assigned such term in Section 5.05.

         "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

         "Agents" means, collectively, the Administrative Agent and the Syndication Agents, and "Agent" shall mean either the Administrative Agent or a Syndication Agent, as the context requires.

         "Agreement" means this Credit Agreement, as the same may from time to time be amended, modified, supplemented or restated.

         "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

         "Amortization Schedule" means the amortization schedule set forth in Annex II.

         "Applicable Margin" means, from time to time, the following percentages, based upon the Debt Rating as set out below:

                               DEBT RATINGS
     PRICING LEVEL             S&P/MOODY'S           APPLICABLE MARGIN +
------------------------ ------------------------- ------------------------
           1                 A-/A3 or better                0.75%
           2                    BBB+/Baa1                   1.00%
           3                     BBB/Baa2                   1.30%
           4                    BBB-/Baa3                   1.50%
           5                 BB+/Ba1 or worse               2.50%


         Initially, the Applicable Margin shall be determined based upon the Debt Rating specified in the certificate delivered pursuant to Section 6.01(q). Thereafter, each change in the Applicable Margin resulting from a publicly announced change in the Debt Rating shall be effective, in the case of an upgrade, during the period commencing on the date of delivery by the Borrower to the Administrative Agent of notice thereof pursuant to Section 8.01(l) and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change. In the event of a split rating between S&P and Moody's, (a) the higher rating will apply (with the Debt Rating for Price Level 1 being the highest and the Debt Rating of Price Level 5 being the lowest), (b) if the split rating is of a differential greater than one level, the rating level immediately above the lower of the two ratings will apply, and (c) notwithstanding clause (a) or clause (b), if the MOC Debt Rating of either S&P or Moody's is less than BB+ or Ba1 or is unrated, the Applicable Margin shall be 2.50%.

         "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment as such percentage is set forth on Annex I.

         "Approved Counterparty" means any Lender or any Affiliate of a Lender.

         "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         "Approved Petroleum Engineers" means Knowledge Reservoir Inc. and any other independent petroleum engineers reasonably acceptable to the Administrative Agent and the Majority Lenders.

         "Arranger" means The Bank of Nova Scotia, in its capacity as the sole lead arranger and sole bookrunner hereunder.

         "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04(b)), and accepted by the Administrative Agent, in the form of Exhibit F or any other form approved by the Administrative Agent.

         "Available Cash" means the amount of "excess" cash as defined in
Section 11.7 of the Borrower's LLC Agreement as such agreement is in effect on the date hereof.

         "Board" means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

         "Borrower's LLC Agreement" means the Limited Liability Company Agreement of Medusa Spar LLC dated as of December 18, 2003, as the same may from time to time be amended, modified, supplemented or restated.

         "Borrowing Request" means a written request by the Borrower for the Term Loan in accordance with Section 2.03, in substantially the form of Exhibit B.

         "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Atlanta, Georgia are authorized or required by law to remain closed; and if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or the Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such borrowing or continuation, payment, prepayment, or Interest Period, any day which is also a day on which dealings in dollar deposits are carried out in the London interbank market.

         "Capital Expenditures" means, in respect of any Person, for any period, the aggregate (determined without duplication) of all expenditures and costs that are capitalized or should have been capitalized on the balance sheet of such Person in accordance with GAAP.

         "Casualty Event" means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of the Borrower having a fair market value in excess of $2,500,000.

         "Change in Control" occurs (a) upon the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of MOC, other than by members of the Murphy Family; (b) upon the occupation of a majority of the seats (other than vacant seats) on the board of directors of MOC by Persons who were neither (i) nominated by the board of directors of MOC nor (ii) appointed by directors so nominated; (c) if MOC should at any time fail to own, directly or indirectly, beneficially or of record, 100% of all of the issued and outstanding Equity Interests of MEPC; (d) if MEPC should at any time fail to own, directly or indirectly, beneficially or of record, 40% of all of the issued and outstanding Equity Interests of the Borrower or (e) if OII should at any time fail to own, directly or indirectly, beneficially or of record, 50% of all of the issued and outstanding Equity Interests of the Borrower.

         "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 5.01(b)), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

         "Commitment" means, with respect to each Lender, the commitment of such Lender to make its Loan pursuant to Section 2.01, expressed as an amount representing the maximum aggregate amount of such Lender's Credit Exposure hereunder, as such commitment may be modified from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04(b). The amount representing each Lender's Commitment shall at any time be such Lender's Applicable Percentage of the total Commitments.

         "Collateral" means (a) 100% of the Equity Interests of the Borrower;
(b) all of the Borrower's Property (excluding the Medusa Spar and the Borrower's related tangible assets), including, without limitation, all cash and cash equivalents (including Dedicated Cash Receipts), accounts receivable, contracts, guarantees, insurance, deposit accounts and securities accounts (and all cash and financial assets credited thereto), and all of the Borrower's interest in the Medusa Spar Documents and all other contracts relating to the ownership and use of the Medusa Spar (including, without limitation, all production and handling agreements) and (c) any other Property which at any time is subject to a Lien under the Security Instruments.

         "Consolidated Subsidiaries" means, as to any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be

(or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. For the purposes of this definition, and without limiting the generality of the foregoing, any Person that owns directly or indirectly 15% or more of the Equity Interests having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person) will be deemed to "control" such other Person. "Controlling" and "Controlled" have meanings correlative thereto.

         "CPC" means Callon Petroleum Company, a Delaware corporation.

         "CPC Parent Guarantee" means that certain Guaranty and Consent Agreement of even date herewith among the Borrower, the Administrative Agent and CPC, in substantially the form of Exhibit E-4, as the same may from time to time be amended, modified, supplemented or restated.

         "CPOC" means Callon Petroleum Operating Company, a Delaware corporation.

         "Credit Exposure" means, with respect to any Lender at any time, the outstanding principal amount of such Lender's Loan at such time.

         "Debt" means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers' acceptances, debentures, notes or other similar instruments;
(b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services; (d) all obligations under capital leases; (e) all obligations under synthetic leases;
(f) all Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others; (i) obligations to deliver commodities, goods or services, including, without limitation, hydrocarbons, in consideration of one or more advance payments, other than gas balancing arrangements in the ordinary course of business; (j) obligations to pay for goods or services even if such goods or services are not actually received or utilized by such Person;
(k) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (l) Disqualified Capital Stock; and (m) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP.

         "Debt Rating" means, as of any date of determination, the rating as determined by either S&P or Moody's of MOC's non-credit-enhanced, senior unsecured long-term debt.

         "Dedicated Blocks" means the Blocks of Mississippi Canyon, Outer Continental Shelf, Gulf of Mexico described on Schedule 1.02.

         "Dedicated Cash Receipts" means all cash or cash equivalents received by or on behalf of the Borrower with respect to the following: (a) any amounts payable to the Borrower by any Loan Party under the Minimum Throughput Guarantee, the Guarantees, the Operating and Production Handling Agreement or any other Loan Document or Medusa Spar Document; (b) cash representing operating revenue earned or to be earned by the Borrower; (c) any proceeds from Swap Agreements and (d) any other cash or cash equivalents received by the Borrower from whatever source; provided that none of the following shall constitute "Dedicated Cash Receipts: (i) proceeds from the Term Loan; (ii) capital contributions received from the members of the Borrower; (iii) proceeds payable to third parties under any policy in respect of third party liability insurance or (iv) proceeds required to be deposited in the Casualty Account pursuant to
Section 3.04(a) of the Security Agreement.

         "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

         "Disposition" or "Dispose" means the sale, transfer, license, lease, assignment, farm-out, conveyance, abandonment or other transfer or disposition (including any sale and leaseback transaction) of any Property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

         "Disqualified Capital Stock" means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the earlier of (a) the Maturity Date and (b) the date on which there are no Loans or other obligations hereunder outstanding and all of the Commitments are terminated.

         "dollars" or "$" refers to lawful money of the United States of America.

         "Effective Date" means the date on which the conditions specified in
Section 6.01 are satisfied (or waived in accordance with Section 12.02).

         "Environmental Laws" means any and all Governmental Requirements pertaining in any way to health, safety, the environment or the preservation or reclamation of natural resources, in effect in any and all jurisdictions in which the Borrower is conducting or at any time has conducted business, or where any Property of the Borrower or the Dedicated Blocks are located, including without limitation, the Oil Pollution Act of 1990 ("OPA"), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection Governmental Requirements. The term "oil" shall have the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA and the term "oil and gas waste" shall have the meaning specified in Section 91.1011 of the Texas Natural Resources Code ("Section 91.1011"); provided, however, that (a) in the event either OPA, CERCLA, RCRA or Section 91.1011 is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (b) to the extent the laws of the state or other jurisdiction in which any Property of the Borrower or the Dedicated Blocks are located establish a meaning for "oil," "hazardous substance," "release," "solid waste," "disposal" or "oil and gas waste" which is broader than that specified in either OPA, CERCLA, RCRA or Section 91.1011, such broader meaning shall apply.

         "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means any corporation, trade, business or entity under common control with the Borrower within the meaning of Section 414(b),
(c), (m) or (o) of the Code or Section 4001 of ERISA.

         "Eurodollar", when used in reference to any Loan or the Term Loan, refers to whether such Loan, or the Loans comprising the Term Loan, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

         "Event of Default" has the meaning assigned such term in Section 10.01.

         "Excepted Liens" means: (a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (b) Liens in connection with workers' compensation, unemployment insurance or other social security, old age pension or public liability obligations (other than Liens imposed under ERISA) which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) statutory landlord's liens, operators', vendors', carriers', warehousemen's, repairmen's, mechanics', suppliers', workers', materialmen's, construction, maritime or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of oil and gas properties each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by Borrower to provide collateral to the depository institution; (e) easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of the Borrower or any similar Liens created or resulting from zoning, planning and environmental laws and ordinances and other governmental regulations for the purpose of pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, that do not secure any monetary obligations and which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by the Borrower or materially impair the value of such Property subject thereto; (f) rights reserved to or vested in any municipality or governmental, statutory or public authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the Property of a Person and rights reserved to or vested in any municipality or governmental, statutory or public authority to control, regulate or use any Property of a Person, in each case, that do not secure any monetary obligations; (g) rights of a common owner of any interest in Property held by a Person and such common owner as tenants in common or through other common ownership and (h) judgment and attachment Liens not giving rise to an Event of Default (and Liens in connection with bonding such judgments), provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; provided, further that Liens described in clauses (a) through (d) and (f) shall remain "Excepted Liens" only for so long as no action to enforce such Lien has been commenced and no intention to subordinate the first priority Lien granted in favor of the Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of such Excepted Liens.

         "Excluded Taxes" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Loan Document, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America or such other jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 5.03(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 5.03(a) or
Section 5.03(c).

         "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Financial Officer" means (a) as to the Borrower, any Person authorized by the Managers of the Borrower pursuant to a unanimous written resolution to execute and deliver certificates and other documents required to be delivered hereunder on behalf of the Borrower and (b) as to any other Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person. Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Borrower.

         "Financial Statements" means the financial statement or statements of the Borrower referred to in Section 7.04(a).

         "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

         "Funding Date" means the date specified in the Borrowing Request as the date of the borrowing of the Term Loan by the Borrower.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.05.

         "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government over the Borrower or any of its Properties, any Agent or any Lender.

         "Governmental Requirement" means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, whether now or hereinafter in effect, including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

         "Guarantees" means, collectively, the Parent Guarantees and the Minimum Throughput Guarantee.

         "Guarantors" means (a) the Parent Guarantors and (b) the Subsidiary Guarantors.

         "Highest Lawful Rate" means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

         "Indebtedness" means any and all amounts owing or to be owing by the Borrower or any other Loan Party (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising): (a) to the Administrative Agent or any Lender or Affiliate of a Lender under any Loan Document and (b) all renewals, extensions and/or rearrangements of any of the above.

         "Indemnified Taxes" means Taxes other than Excluded Taxes.

         "Information Memorandum" means the Transaction Overview dated November 2003 relating to the Borrower, the Medusa Spar Transactions and the Transactions.

         "Initial Reserve Report" means a report, in form and substance reasonably satisfactory to the Administrative Agent, regarding the oil and gas reserves attributable to the Dedicated Blocks.

         "Interest Payment Date" means with respect to the Term Loan, for the period commencing on the Funding Date through and including December 30, 2003, December 31, 2003 and thereafter, the last day of each Interest Period applicable to the Term Loan.

         "Interest Period" means with respect to the Term Loan, initially, the period commencing on the Funding Date and ending on December 30, 2003, and thereafter, the period commencing on the date of the borrowing of such Term Loan and ending on the numerically corresponding day in the calendar month that is three months; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to the Term Loan that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a "borrowing" initially shall be December 31, 2003 and thereafter shall be the effective date of the most recent continuation of the Loans comprising the Term Loan as Eurodollar Loans, or conversion of the Loans comprising the Term Loan, into Eurodollar Loans.

         "Investment" means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan, capital contribution to, assumption of Debt of, purchase or other acquisition of any other Debt or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety
(90) days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); (c) the purchase or acquisition (in one or a series of transactions) of Property of another Person that constitutes a business unit or (d) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

         "JOA Liens" means the Liens granted by the operator and the non-operators under Section 6.3 of the Joint Operating Agreement.

         "Joint Operating Agreement" means that certain Prospect Medusa Joint Operating Agreement dated effective as of February 1, 1999, by and between MEPC, CPOC and British-Borneo Petroleum, Inc., as amended by that certain First Amendment and Supplement to Joint Operating Agreement dated effective as of August 29, 2003 by and among MEPC, CPOC and ENI Deepwater LLC (as successor-in-interest to British-Borneo Petroleum, Inc.) and as amended by that certain Second Amendment and Supplement to Joint Operating Agreement effective as of December 18, 2003 by and among MEPC, CPOC and ENI Deepwater LLC, as the same may from time to time be amended, modified, supplemented or restated.

         "Lenders" means the Persons listed on Annex I and any Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

         "LIBO Rate" means, with respect to the Term Loan for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, (a) with respect to the initial two-week Interest Period described in Section 2.02(b), on the Funding Date, and (b) with respect to all other Interest Periods, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to the Term Loan for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

         "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of oil and gas properties. The term "Lien" shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations. For the purposes of this Agreement, the Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

         "Loan Documents" means this Agreement, the Notes, the Secured Swap Agreements and the Security Instruments.

         "Loan Parties" means, collectively, the Borrower, each Pledgor and each Guarantor.

         "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

         "Majority Lenders" means, at any time while no Loans are outstanding, Lenders having at least sixty-six and two-thirds percent (66-2/3%) of the total Commitments; and at any time while any Loans are outstanding, Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the outstanding aggregate principal amount of the Loans (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)).

         "Material Adverse Effect" means a material adverse change in, or material adverse effect on (a) the business, operations, Property, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Borrower taken as a whole or of MOC taken as a whole, the Medusa Spar, or the facts and information regarding such entities as represented to the Administrative Agent or the Lenders, (b) the ability of the Borrower or MOC to perform any of its obligations under any Loan Document to which it is a party,
(c) the validity or enforceability of any Loan Document or (d) the rights and remedies of or benefits available to the Administrative Agent, any other Agent or any Lender or Affiliate of a Lender under any Loan Document.

         "Material Indebtedness" means, with respect to MOC, MEPC or the Borrower, Debt (other than the Loans), or obligations in respect of one or more Swap Agreements, of such Person (and in the case of MOC and MEPC, and their Subsidiaries) in an aggregate principal amount exceeding (a) in the case of MOC, $35,000,000; (b) in the case of MEPC, $35,000,000 or (c) in the case of the Borrower, $1,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of any such Person in respect of any Swap Agreement at any time shall be the Swap Termination Value.

         "Maturity Date" means December 31, 2009.

         "Medusa Spar" means that certain truss spar, hull, buoyancy cans, deck, facilities, equipment and moorings located on the Mississippi Canyon Block 582, Outer Continental Shelf, Gulf of Mexico, U.S.A. as constructed under that certain EPCI Contract between J. Ray McDermott, Inc. and MEPC dated February 23, 2001, as amended, including upgrades and expansions thereof, together with all components of the Medusa Spar falling within the definition of the term "Facilities" as set forth in Article 2.21 of the Joint Operating Agreement.

         "Medusa Spar Agreement" means that certain Medusa Spar Agreement dated effective August 8, 2003 by and among MEPC, CPOC and OII, as the same may from time to time be amended, modified, supplemented or restated.

         "Medusa Spar Documents" means the following documents and agreements:

         (a)      the Joint Operating Agreement;

         (b)      the Operating and Production Handling Agreement;

         (c)      the Borrower's LLC Agreement;

         (d)      the Medusa Spar Agreement;
         (e)      the Minimum Throughput Guarantee;

         (f)      the Parent Guarantees; and

         (g) all other agreements, instruments, certificates, assignments, bills of sale, security instruments, conveyance instruments, consents and documents executed in connection with any of the foregoing or the Medusa Spar Transactions.

         "Medusa Spar Transactions" means the following transactions:

        (a) the due formation and capitalization of the Borrower, including without limitation (i) the contribution by MEPC of its 60% undivided interest in the Medusa Spar to the Borrower, free and clear of all Liens, other than Excepted Liens and JOA Liens in connection with amounts not past due; (ii) the contribution by CPOC of its 15% undivided interest in the Medusa Spar to the Borrower, free and clear of all Liens, other than Excepted Liens and JOA Liens in connection with amounts not past due; (iii) the contribution by OII of cash to the Borrower in the amount required under the Medusa Spar Agreement and the Borrower's LLC Agreement and (iv) the Borrower obtaining good and defensible title to a 75% undivided interest in the Medusa Spar, free and clear of all Liens, other than Excepted Liens and JOA Liens in connection with amounts not past due, and with all necessary regulatory approvals and consents having been obtained and being in full force and effect;

         (b) the closing of the transactions contemplated by the Medusa Spar Agreement;

        (c) the execution and delivery of the Medusa Spar Agreement and the additional agreements contemplated thereby, including without limitation, the Borrower's LLC Agreement, the conveyances, assignments and bills of sale from MEPC and CPOC to the Borrower of the collective 75% interest in the Medusa Spar, the Operating and Production Handling Agreement and the other Medusa Spar Documents, all in form and substance satisfactory to the Administrative Agent, and the satisfaction of all closing conditions and conditions precedent specified in such agreements (including, without limitation, the satisfaction of the closing conditions specified in Section 6.1 of the Medusa Spar Agreement);

        (d) the acceptance and the taking of possession of the Medusa Spar by MEPC, as operator for the Borrower and the other non-operators under the Joint Operating Agreement, and the satisfactory performance of the completion and performance tests related thereto; and

         (e) the dedication of production by MEPC and CPOC from the Dedicated Blocks for handling at the Medusa Spar for the life of the applicable leases and any extensions and renewals thereof;

         in each case, as described in the Information Memorandum and pursuant to and in accordance with the Medusa Spar Documents.

         "MEPC" means Murphy Exploration & Production Company - USA, a Delaware corporation.

         "Minimum Throughput Guarantee" means that certain Minimum Throughput Guarantee and Consent Agreement of even date herewith among the Borrower, MEPC, CPOC and the Administrative Agent, in substantially the form of Exhibit E-5, as the same may from time to time be amended, modified, supplemented or restated.

         "MOC" means Murphy Oil Corporation, a Delaware corporation.

         "MOC Credit Agreement" means that certain 3-Year Revolving Credit Agreement dated as of December 4, 2003 among MOC, JPMorgan Chase Bank, as Administrative Agent, and the lenders from time to time party thereto, as the same exists on the date of execution of this Agreement and without regard to (a) any termination or cancellation thereof, whether by reason of payment of all indebtedness incurred thereunder or otherwise or (b) unless consented to in writing by the Majority Lenders, any amendment, modification, addition, waiver or consent thereto or thereof.

         "MOC Parent Guarantee" means that certain Guaranty and Consent Agreement of even date herewith among the Borrower, the Administrative Agent and MOC, in substantially the form of Exhibit E-3, as the same may from time to time be amended, modified, supplemented or restated.

         "Moody's" means Moody's Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

         "Murphy Family" means (a) the C.H. Murphy Family Investments Limited Partnership; (b) the Estate of C.H. Murphy, Jr. and (c) siblings of the late C.H. Murphy, Jr. and his and their respective Immediate Family. For purposes of this definition, "Immediate Family" of a Person means such Person's spouse, children, siblings, mother-in-law and father -in-law, sons-in-law, daughters-in-law, brothers-in-law and sisters-in-law.

         "Notes" means the promissory notes of the Borrower described in Section 2.02(c) and being substantially in the form of Exhibit A, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

         "OII" means Oceaneering International, Inc., a Delaware corporation.

         "Operator" means MEPC or any successor operator of the Medusa Spar under the Joint Operating Agreement.

         "Operating and Production Handling Agreement" means that certain Operating and Production Handling Agreement dated effective December 18, 2003, by and among MEPC, CPOC, OII and the Borrower, as the same may from time to time be amended, modified, supplemented or restated.

         "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability company agreement and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

         "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or Property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement and any other Loan Document.

         "Parent Guarantors" means, collectively, MOC and CPC.

         "Parent Guarantees" means, collectively, the MOC Parent Guarantee and the CPC Parent Guarantee.

         "Participant" has the meaning set forth in Section 12.04(c)(i).

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Pledge Agreement" means, that certain Pledge Agreement of even date herewith among MEPC, CPOC, OII and the Administrative Agent, in substantially the form of Exhibit E-6, as the same may from time to time be amended, modified, supplemented or restated.

         "Pledgors" mean, collectively, MEPC, CPOC and OII.

         "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Bank of Nova Scotia as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. Such rate is set by The Bank of Nova Scotia as a general reference rate of interest, taking into account such factors as The Bank of Nova Scotia may deem appropriate; it being understood that many of The Bank of Nova Scotia's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that The Bank of Nova Scotia may make various commercial or other loans at rates of interest having no relationship to such rate.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

         "Redemption" means with respect to any Debt, the repurchase, redemption, prepayment, repayment, defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Debt. "Redeem" has the correlative meaning thereto.

         "Register" has the meaning assigned such term in Section 12.04(b)(iv).

         "Regulation D" means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.

         "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person's Affiliates.

         "Remedial Work" has the meaning assigned such term in Section 8.10(a).

         "Responsible Officer" means (a) as to the Borrower, any Person authorized by the Managers of the Borrower pursuant to an unanimous written resolution to execute and deliver certificates and other documents required to be delivered hereunder on behalf of the Borrower and (b) as to any other Person, the Chief Executive Officer, the President, any Financial Officer or any Vice President of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.

         "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in the Borrower, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any option, warrant or other right to acquire any such Equity Interests in the Borrower.

         "SEC" means the Securities and Exchange Commission or any successor Governmental Authority.

         "Secured Swap Agreement" means any Swap Agreement between the Borrower and any Lender or any Affiliate of any Lender while such Person (or, in the case of an Affiliate of a Lender, the Person affiliated therewith) is a Lender, including any Swap Agreement between such Persons in existence prior to the date hereof, as the same may from time to time be amended, modified, supplemented or restated and (b) entered into in order to maintain the hedge position required by Section 6.01(m). For the avoidance of doubt, a Swap Agreement ceases to be a Secured Swap Agreement if the Person that is the counterparty to the Borrower under a

Swap Agreement ceases to be a Lender under the Credit Agreement (or, in the case of an Affiliate of a Lender, the Person affiliated therewith ceases to be a Lender under the Credit Agreement).

         "Securities Intermediary" has the meaning assigned such term in the Security Agreement.

         "Security Agreement" means that certain Security Agreement of even date herewith between the Borrower and the Administrative Agent, in substantially the form of Exhibit E-2, as the same may from time to time be amended, modified, supplemented or restated.

         "Security Instruments" means the Pledge Agreement, the Parent Guarantees, the Minimum Throughput Guarantee, the Security Agreement, mortgages, deeds of trust and other agreements, instruments, consents or certificates described or referred to in Exhibit E-1, and any and all other agreements, instruments, payment direction letters, consents or certificates now or hereafter executed and delivered by the Borrower or any other Person in connection with, or as security for the payment or performance of the Indebtedness, the Notes or this Agreement or any other Loan Document, as such agreements may be amended, modified, supplemented or restated from time to time.

         "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

         "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "Subsidiary" means as to any Person (the "first Person"): (a) any other Person of which at least a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, manager or other governing body of such Person (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the first Person or by the first Person and one or more of its Subsidiaries and
(b) any partnership of which the first Person or any of its Subsidiaries is a general partner.

         "Subsidiary Guarantors" means, collectively, MEPC and CPOC.

         "Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, "over-the-counter" or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

         "Swap Termination Value" means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Agreements (which may include a Lender or any Affiliate of a Lender).

         "Tariff" means the tariffs paid by (a) MEPC and CPOC to the Borrower pursuant to Section 4.6 of the Operating and Production Handling Agreement and
(ii) other Persons for production processed through the Medusa Spar in accordance with the applicable third party production handling agreements entered into pursuant to Section 6.1 of the Operating and Production Handling Agreement.

         "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

         "Term Loan" has the meaning given such term in Section 2.01.

         "Termination Date" means the earlier of the Maturity Date and the date of termination of the Commitments or the acceleration of the Loans pursuant to
Section 10.02.

         "Third Party Throughput Amount" means, with respect to any given calendar quarter, that portion of the Tariff received by the Borrower which is attributable to throughput of production through the Medusa Spar from Persons other than MEPC and CPOC.

         "Transactions" means, with respect to (a) the Borrower, the execution, delivery and performance by the Borrower of this Agreement and each other Loan Document and Medusa Spar Document to which it is a party, the Medusa Spar Transactions, the borrowing of the Term Loan, the use of the proceeds thereof, and the grant of Liens by the Borrower on certain of its Properties pursuant to the Security Instruments and (b) each other Loan Party, the execution, delivery and performance by such Loan Party of each Loan Document and Medusa Spar Document to which it is a party, the Medusa Spar Transactions, and its guarantee, grant of Liens, pledge and provision of collateral and other agreements pursuant to the Security Instruments.

         "Type", when used in reference to any Loan, refers to whether the rate of interest on such Loan is determined by reference to the Alternate Base Rate or the Adjusted LIBO Rate.

         Section 1.03 Types of Loans. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a "Eurodollar Loan").

Section 1.04 Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person's successors and assigns (subject to the restrictions contained in the Loan Documents), (d) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word "from" means "from and including" and the word "to" means "to and including" and
(f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

Section 1.05 Accounting Terms and Determinations; GAAP. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the financial statements described in Section 7.04(a) except for changes in which the Borrower's (or, in the case of any other Person, such Person's) independent certified public accountants concur and which are disclosed to Administrative Agent on the next date on which financial statements are required to be delivered to the Lenders pursuant to Section 8.01(a); provided that, unless the Borrower and the Majority Lenders shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants contained herein is computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods.

                                   ARTICLE II
                                  THE TERM LOAN

Section 2.01 Term Loan. Subject to the terms and conditions set forth herein, each Lender agrees to make a Loan to the Borrower, as part of a single advance term loan in an aggregate principal amount equal to $83,741,602.17 (the "Term Loan"), on the Funding Date in an aggregate principal amount equal to such Lender's Applicable Percentage of the Term Loan; provided that the making of such Loan shall not result in (a) such Lender's Credit Exposure exceeding such Lender's Commitment or (b) the total Credit Exposures exceeding the total Commitments. The Term Loan shall be fully funded in a single advance to the Borrower on the Funding Date, and once paid or prepaid, neither the Term Loan nor any Loan (nor any portion thereof) comprising a part of the Term Loan may be reborrowed under any circumstance.

Section 2.02      Loans.

         (a) Term Loan; Several Obligations. Each Loan shall be made as part of the Term Loan, which shall consist of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make the Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender's failure to make its Loan as required hereby.

         (b) Type of Loans. From the period commencing on the Funding Date through and including December 30, 2003, the Term Loan shall be comprised entirely of Eurodollar Loans having an Interest Period of two weeks; thereafter, subject to Section 3.03 and Section 5.05, the Term Loan shall be comprised entirely of Eurodollar Loans having an Interest Period of three months, which Eurodollar Loans shall automatically continue as Eurodollar Loans having an Interest Period of three months at the end of the first three-month Interest Period and all subsequent Interest Periods thereafter. Each Lender at its option may make its Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

         (c) Notes. The Loan made by each Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A, dated, in the case of (i) any Lender party hereto as of the date of this Agreement, as of the date of this Agreement, or (ii) any Lender that becomes a party hereto pursuant to an Assignment and Assumption, as of the effective date of the Assignment and Assumption, payable to the order of such Lender in a principal amount equal to its Commitment as in effect on such date, and otherwise duly completed. In the event that any Lender's Commitment increases or decreases for any reason (whether pursuant to Section 12.04(b) or otherwise), the Borrower shall deliver or cause to be delivered on the effective date of such increase or decrease, a new Note payable to the order of such Lender in a principal amount equal to its Commitment after giving effect to such increase or decrease, and otherwise duly completed. The date, amount, Type, interest rate and, if applicable, Interest Period of the Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note, and, prior to any transfer, may be endorsed by such Lender on a schedule attached to such Note or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender's or the Borrower's rights or obligations in respect of its Loan or affect the validity of such transfer by any Lender of its Note.

Section 2.03 Request for Term Loan To request the Term Loan, the Borrower shall provide the Borrowing Request signed by the Borrower to the Administrative Agent, not later than 12:00 noon, New York City time, on the date of the proposed borrowing of the Term Loan. The Borrowing Request shall be irrevocable and shall specify the following information:

              (i) the aggregate amount of the Term Loan, which shall be $83,741,602.17;

              (ii) the date of the borrowing of the Term Loan, which shall be a Business Day; and

              (iii) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
         Section 2.04.

The Borrowing Request shall constitute a representation that the amount of the requested Term Loan shall not cause the total Credit Exposures to exceed the total Commitments.

Promptly following receipt of the Borrowing Request in accordance with this
Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the Term Loan.

         Section 2.04 Funding of Term Loan.

         (a) Funding by Lenders. Each Lender shall make the Loan to be made by it hereunder on the Funding Date by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent designated by it for such purpose by notice to the Lenders. The Administrative Agent will make the Term Loan available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in Atlanta, Georgia and designated by the Borrower in the Borrowing Request. Nothing herein shall be deemed to obligate any Lender to obtain the funds for its Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its Loan in any particular place or manner.

         (b) Presumption of Funding by the Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to Funding Date that such Lender will not make available to the Administrative Agent such Lender's share of the Term Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.04(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the Term Loan available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in the Term Loan.

                                  ARTICLE III
              PAYMENTS OF PRINCIPAL AND INTEREST; PREPAYMENTS; FEES

Section 3.01 Repayment of Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Lenders, (a) the principal of the Loans in such principal amounts and on such dates as are set forth in the Amortization Schedule and (b) the then unpaid principal amount of the Loans on the Termination Date.

         Section 3.02 Interest.

         (a) ABR Loans. Each ABR Loan shall bear interest at the Alternate Base Rate plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

         (b) Eurodollar Loans. Each Eurodollar Loan shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Loan plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

         (c) Post-Default Rate. Notwithstanding the foregoing, (i) during the continuance of any Default, all Loans shall bear interest, after as well as before judgment, at a rate per annum equal to two percent (2%) plus the rate applicable to Eurodollar Loans as provided in Section 3.02(b), but in no event to exceed the Highest Lawful Rate and (ii) all amounts payable by the Borrower hereunder (other than principal of and interest on the Loans) that are not paid when due shall bear interest, after as well as before judgment, at a rate per annum equal to two percent (2%) plus the rate applicable to ABR Loans as provided in Section 3.02(a), but in no event to exceed the Highest Lawful Rate.

         (d) Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Termination Date; provided that (i) interest accrued pursuant to Section 3.02(c) shall be payable on demand and (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

         (e) Interest Rate Computations. All interest hereunder shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.

         Section 3.03 Alternate Rate of Interest. If prior to the commencement of any Interest Period for the Term Loan:

         (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate for such Interest Period; or

         (b) the Administrative Agent is advised by the Majority Lenders that the Adjusted LIBO Rate or LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in the Term Loan for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, the Loans comprising the Term Loan shall not be continued as Eurodollar Loans at the end of the then current Interest Period, but instead, shall be converted to ABR Loans at the end of the then current Interest Period.

         Section 3.04 Prepayments.

         (a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay the Term Loan in whole or in part, subject to prior notice in accordance with Section 3.04(b). In connection with any such prepayment, in addition to any other amounts required to be paid hereunder, the Borrower shall pay any unwind payments or other amounts due as a result of such prepayment under any Swap Agreement entered into by the Borrower pursuant to
Section 6.01(m), when and as the same shall become due and payable.

         (b) Notice and Terms of Optional Prepayment. The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of the Term Loan to be prepaid. Promptly following receipt of any such notice relating to the Term Loan, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of the Term Loan shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000.

         (c) Application of Prepayments. Each prepayment made pursuant to
Section 3.04 shall be applied ratably to the Loans and to the scheduled principal payments of the Term Loan in the inverse order of their maturity. Prepayments shall be accompanied by accrued interest to the extent required by
Section 3.02.

         (d) No Premium or Penalty. Prepayments permitted or required under this
Section 3.04 shall be without premium or penalty, except as required under
Section 5.02.

         Section 3.05 Fees. The Borrower shall pay to the Administrative Agent, the Arranger, and the Lenders, for their respective accounts, such fees as shall have been agreed upon in writing with the Administrative Agent in amounts and at times so specified.

                                   ARTICLE IV
                PAYMENTS; PRO RATA TREATMENT; SHARING OF SET-OFFS

         Section 4.01 Payments Generally; Pro Rata Treatment; Sharing of
Set-offs.

         (a) Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or of amounts payable under Section 5.01, Section 5.02, Section 5.03 or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim. Fees, once paid, shall be fully earned and shall not be refundable under any circumstances. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices specified in Section 12.01, except that payments pursuant to Section 5.01, Section 5.02, Section 5.03 and Section 12.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

         (b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

         (c) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on its Loan resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loan and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest and (ii) the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loan to any assignee or participant, other than to the Borrower (as to which the provisions of this Section 4.01(c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

         Section 4.02 Presumption of Payment by the Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

         Section 4.03 Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to
Section 2.04(b) or Section 4.02 then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                                   ARTICLE V
           INCREASED COSTS; BREAK FUNDING PAYMENTS; TAXES; ILLEGALITY

         Section 5.01 Increased Costs.


         (a) Eurodollar Changes in Law. If any Change in Law shall:

              (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

              (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or the Eurodollar Loan made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining its Eurodollar Loan (or of maintaining its obligation to make such Loan) or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

         (b) Capital Requirements. If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's or holding company, if any, as a consequence of this Agreement or the Loan made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

         (c) Certificates. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 5.01(a) or (b) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

         (d) Effect of Failure or Delay in Requesting Compensation. Failure or delay on the part of any Lender to demand compensation pursuant to this Section
5.01 shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 5.01 for any increased costs or reductions incurred more than 365 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 365-day period referred to above shall be extended to include the period of retroactive effect thereof.

         Section 5.02 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan into an ABR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, or (d) the failure to continue any Loan as a Eurodollar Loan at the beginning of the next succeeding Interest Period, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.

A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

         Section 5.03 Taxes.

         (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.03(a)), the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

         (b) Payment of Other Taxes by the Borrower. The Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate of the Administrative Agent or a Lender as to the amount of such payment or liability under this Section 5.03 shall be delivered to the Borrower and shall be conclusive absent manifest error.

         (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

         (e) Foreign Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement or any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

         Section 5.04 Mitigation Obligations. If any Lender requests compensation under Section 5.01, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

         Section 5.05 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable lending office to honor its obligation to make or maintain a Eurodollar Loan either generally or having a particular Interest Period hereunder, then (a) such Lender shall promptly notify the Borrower and the Administrative Agent thereof and such Lender's obligation to make such Eurodollar Loan shall be suspended (the "Affected Loan") until such time as such Lender may again make and maintain such Eurodollar Loan and (b) any Affected Loan which would otherwise be made by such Lender shall be made instead as an ABR Loan (and, if such Lender so requests by notice to the Borrower and the Administrative Agent, any Affected Loan of such Lender then outstanding shall be automatically converted into ABR Loan on the date specified by such Lender in such notice) and, to the extent that any Affected Loan is so made as (or converted into) an ABR Loan, all payments of principal which would otherwise be applied to such Lender's Affected Loan shall be applied instead to its ABR Loan.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

         Section 6.01 Effective Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):

         (a) The Administrative Agent, the Arranger and the Lenders shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

         (b) The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Loan Party setting forth (i) resolutions of its board of directors or other governing body with respect to the authorization of such Loan Party to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of such Loan Party (A) who are authorized to sign the Loan Documents to which the such Loan Party is a party and (B) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers, and (iv) the Organization Documents of such Loan Party, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.

         (c) The Administrative Agent shall have received certificates of the appropriate State agencies with respect to the existence, qualification and good standing of each Loan Party in its jurisdiction of formation.

         (d) The Administrative Agent shall have received a compliance certificate which shall be substantially in the form of Exhibit C, duly and properly executed by a Responsible Officer and dated as of the date of Effective Date.

         (e) The Administrative Agent shall have received from each party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Agreement signed on behalf of such party.

         (f) The Administrative Agent shall have received duly executed Notes payable to the order of each Lender in a principal amount equal to its Commitment dated as of the Effective Date.

         (g) The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of the Security Instruments, including the Guarantees, the Pledge Agreement, the Security Agreement and the other Security Instruments described on Exhibit E-1. In connection with the execution and delivery of the Pledge Agreement and the Security Agreement, the Administrative Agent shall be satisfied that (after giving effect to the filing of financing statements or the taking of any other action contemplated thereby for perfection) (i) the Pledge Agreement creates first priority, perfected Liens in the collateral described therein, and the Security Agreement creates first priority, perfected Liens in the collateral described therein (subject to any Liens permitted thereby) and
(ii) the deposit accounts and the collateral securities account referred to in the Security Agreement shall have been established in the name of the Administrative Agent.

         (h) The Administrative Agent shall have received an opinion of (i) Baker Botts L.L.P., special counsel to the Borrower and OII, substantially in the form of Exhibit D-1 hereto; (ii) Lemle & Kelleher, L.L.P., special counsel to MEPC and MOC, substantially in the form of Exhibit D-2 hereto; (iii) Haynes and Boone, LLP, special counsel to CPC and CPOC, substantially in the form of Exhibit D-3 hereto and (iv) John Moore, in-house counsel to MEPC and MOC, substantially in the form of Exhibit D-4 hereto.

         (i) The Administrative Agent shall have received a certificate of insurance coverage of the Borrower evidencing that the Borrower is carrying insurance in accordance with Section 7.13.

         (j) The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that the Borrower has received all consents and approvals required by Section 7.03.

         (k) The Administrative Agent shall have received the financial statements referred to in Section 7.04(a).

         (l) The Administrative Agent shall have received appropriate UCC search certificates reflecting no prior Liens encumbering the Collateral for each jurisdiction reasonably requested by the Administrative Agent;

         (m) The Administrative Agent shall have received evidence satisfactory to it that the Borrower has entered into one or more Swap Agreements with Approved Counterparties which shall effectively convert the floating rate of interest from time to time in effect hereunder to a fixed rate of interest, the notional amount of which shall at all times be equal to the then outstanding principal amount of the Loans (and on the Effective Date, the notional amount shall be equal to the total Commitments), on such terms (including, the applicable fixed rate and provisions for the reduction of the notional amount(s) thereof in accordance with the amortization of the Term Loan hereunder and in connection with any optional prepayment made by the Borrower hereunder) and conditions, and durations reasonably satisfactory to the Administrative Agent.

         (n) The Administrative Agent shall be satisfied that the Medusa Spar Transactions are being simultaneously consummated on terms, conditions and documentation satisfactory to it.

         (o) The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that the Medusa Spar Transactions have been consummated and all closing conditions and conditions precedent specified in the Medusa Spar Documents have been satisfied.

         (p) The Administrative Agent shall have received an execution copy, certified by a Responsible Officer as true and complete, of each of the Medusa Spar Documents (together with all amendments, if any).

         (q) The Administrative shall have received a certificate duly signed by a Responsible Officer of the Borrower certifying the Debt Rating of MOC as determined by each such rating agency;

         (r) The Administrative Agent shall have received, reviewed and be satisfied with, the following:

              (i) a certificate of a Responsible Officer of MOC containing a detailed summary of MOC's accounting treatment of its investment in the Borrower and its accounting treatment of the MOC Parent Guarantee, in each case, in accordance with GAAP;

              (ii) such other financial information as the Administrative Agent may reasonably request;

              (iii) title information as the Administrative Agent may reasonably require satisfactory to the Administrative Agent regarding the status of title to the Medusa Spar and the Dedicated Blocks;

              (iv) information as to the environmental condition of the Medusa Spar, the other Properties of the Borrower and the Dedicated Blocks;

              (v) copies of the Declaration of Operating and Production Handling Agreement and Dedication of Leases and any other instruments to be filed with the parishes and MMS related to the dedication of the Dedicated Blocks;

              (vi) information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), leases, material contracts, debt agreements, Property ownership, contingent liabilities and management of the Borrower; and

              (vii) Initial Reserve Report from an Approved Petroleum Engineer.

         (s) The Administrative Agent shall have completed and be satisfied with the results of its due diligence in respect of the Loan Parties, the Medusa Spar, the Medusa Spar Transactions, the Collateral, the Medusa Spar Documents and all other contracts relating to the ownership and use of the Medusa Spar, including all production handling agreements, production sales agreements, production transportation agreements, supply agreements, and master service contracts with vendors.

         (t) The Administrative Agent shall have received a letter from CT Corporation System evidencing the appointment of CT Corporation System as authorized agent for service of process on each of each Loan Party under each Loan Document to which it is a party.

         (u) The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request.

         (v) At the time of and immediately after giving effect to the borrowing of the Term Loan, no Default shall have occurred and be continuing.

         (w) At the time of and immediately after giving effect to the borrowing of the Term Loan, no event, development or circumstance has occurred or shall then exist that has resulted in, or could reasonably be expected to have, a Material Adverse Effect.

         (x) The representations and warranties of the Loan Parties set forth in this Agreement and in the other Loan Documents shall be true and correct on and as of the date of the borrowing of the Term Loan, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of borrowing of the Term Loan, such representations and warranties shall continue to be true and correct as of such specified earlier date.

         (y) The making of the Term Loan would not conflict with, or cause any Lender to violate or exceed, any applicable Governmental Requirement, and no Change in Law shall have occurred, and no litigation shall be pending or threatened, which does or, with respect to any threatened litigation, seeks to, enjoin, prohibit or restrain, the making or repayment of any Loan or any participations therein or the consummation of the transactions contemplated by this Agreement or any other Loan Document.

         (z) The receipt by the Administrative Agent of the Borrowing Request in accordance with Section 2.03.

         The borrowing of the Term Loan shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in Section 6.01(v) through Section 6.01(z).

         The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 12.02) at or prior to 2:00 p.m., New York City time, on December 31, 2003 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

                                  ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Lenders that:

         Section 7.01 Organization; Powers. Each of the Loan Parties is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.

         Section 7.02 Authority; Enforceability. The Transactions are within each Loan Party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder or member action (including, without limitation, any action required to be taken by any class of directors, members or managers of any Loan Party, whether interested or disinterested, in order to ensure the due authorization of the Transactions). Each Loan Document and Medusa Spar Document to which each Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         Section 7.03 Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or members or any class of directors, members or managers, whether interested or disinterested, of any Loan Party or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or Medusa Spar Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than (i) the recording and filing of the Security Instruments as required by this Agreement and (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents, (b) will not violate any applicable law or regulation or the Organization Documents of any Loan Party or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or its Properties, or give rise to a right thereunder to require any payment to be made by any Loan Party and (d) will not result in the creation or imposition of any Lien on any Property of any Loan Party (other than the Liens created by the Loan Documents).

         Section 7.04 Financial Condition; No Material Adverse Change.

         (a) The Borrower has heretofore furnished to the Lenders (i) the Borrower's pro forma balance sheet and projected statements of income, members' equity and cash flows for the period beginning the Effective Date and ending December 31, 2006; and (ii) MOC's consolidated balance sheet and statements of income, stockholders' equity and cash flows (A) as of and for the fiscal year ended December 31, 2002, reported on by KPMG, independent public accountants, and (B) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2003, certified by its chief financial officer. The Borrower's financial statements were prepared in good faith based upon assumptions believed to be reasonable at the time. MOC's financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of MOC and its Consolidated Subsidiaries, as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the unaudited quarterly financial statements.

         (b) Since December 31, 2002, there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

         (c) The Borrower does not have on the date hereof any material Debt (including Disqualified Capital Stock) or any contingent liabilities, off-balance sheet liabilities or partnerships, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Financial Statements and under Swap Agreements disclosed pursuant to Section 7.19.

         Section 7.05 Litigation.

         (a) Except as set forth on Schedule 7.05, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or involving the Medusa Spar, the Medusa Spar Transactions or the Dedicated Blocks (i) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (ii) that involve any Loan Document, any Medusa Spar Document, the Medusa Spar, the Medusa Spar Transactions, the Dedicated Blocks or the Transactions or (iii) that could reasonably be expected to impair the consummation of the Medusa Spar Transactions on the time and in the manner contemplated by the Medusa Spar Documents.

         (b) Since the date of this Agreement, there has been no change in the status of the matters disclosed in Schedule 7.05 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

         Section 7.06 Environmental Matters. Except as could not be reasonably expected to have a Material Adverse Effect (or with respect to (c), (d) and (e) below, where the failure to take such actions could not be reasonably expected to have a Material Adverse Effect):

         (a) neither any Property of the Borrower nor the operations conducted thereon nor the Dedicated Blocks nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws.

         (b) no Property of the Borrower nor the operations currently conducted thereon nor the Dedicated Blocks nor the operations currently conducted thereon or, to the knowledge of the Borrower, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws.

         (c) all notices, permits, licenses, exemptions, approvals or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of the Borrower and the Dedicated Blocks, including, without limitation, past or present treatment, storage, disposal or release of a hazardous substance, oil and gas waste or solid waste into the environment, have been duly obtained or filed, and the Borrower and the Dedicated Blocks are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations.

         (d) all hazardous substances, solid waste and oil and gas waste, if any, generated at any and all Property of the Borrower and the Dedicated Blocks have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the knowledge of the Borrower, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws.

         (e) the Borrower has taken all steps reasonably necessary to determine and has determined that no oil, hazardous substances, solid waste or oil and gas waste, have been disposed of or otherwise released and there has been no threatened release of any oil, hazardous substances, solid waste or oil and gas waste on or to any Property of the Borrower or the Dedicated Blocks, in each case, except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment.

         (f) to the extent applicable, all Property of the Borrower and the Dedicated Blocks currently satisfies all design, operation, and equipment requirements imposed by the OPA, and the Borrower does not have any reason to believe that such Property, to the extent subject to the OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement.

         (g) the Borrower does not have any known contingent liability or Remedial Work in connection with any release or threatened release of any oil, hazardous substance, solid waste or oil and gas waste into the environment, and there is no known contingent liability or Remedial Work in connection with any release or threatened release of any oil, hazardous substance, solid waste or oil and gas waste into the environment associated with the Dedicated Blocks.

         Section 7.07 Compliance with the Laws and Agreements; No Defaults.

         (a) Each Loan Party is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         (b) No Loan Party is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default or would require any Loan Party to Redeem or make any offer to Redeem under any indenture, note, credit agreement or instrument pursuant to which any Material Indebtedness is outstanding or by which any Loan Party or any of its Properties is bound.

         (c) No Default has occurred and is continuing.

         Section 7.08 Investment Company Act. Neither the Borrower nor any other Loan Party is an "investment company" or a company "controlled" by an "investment company," within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

         Section 7.09 Public Utility Holding Company Act. Neither the Borrower nor any other Loan Party is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

         Section 7.10 Taxes. The Borrower has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower has set aside on its books adequate reserves in accordance with GAAP or
(b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower in respect of Taxes and other governmental charges are, in the reasonable opinion of the Borrower, adequate. No Tax Lien has been filed and, to the knowledge of the Borrower, no claim is being asserted with respect to any such Tax or other such governmental charge.

         Section 7.11 ERISA. Neither the Borrower nor any ERISA Affiliate currently has or has ever had any employees and neither the Borrower nor any ERISA Affiliate currently sponsors, maintains or contributes to or has ever sponsored, maintained or contributed to any "employee benefit plan" as such term is defined in Section 3(3) of ERISA.

         Section 7.12 Disclosure; No Material Misstatements. The Borrower has disclosed to the Administrative Agent and the Lenders all material agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of the Borrower or any other Loan Party to the Administrative Agent or any Lender or any of their Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There is no fact peculiar to the Borrower or any other Loan Party which could reasonably be expected to have a Material Adverse Effect or in the future is reasonably likely to have a Material Adverse Effect and which has not been set forth in this Agreement or the Loan Documents or the other documents, certificates and statements furnished to the Administrative Agent or the Lenders by or on behalf of the Borrower or any other Loan Party prior to, or on, the date hereof in connection with the transactions contemplated hereby. There are no statements or conclusions in the Initial Reserve Report or any other reserve report delivered hereunder which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that projections concerning volumes attributable to the Dedicated Blocks and production and cost estimates contained in the Initial Reserve Report and each other reserve report delivered hereunder are necessarily based upon professional opinions, estimates and projections and that the Borrower does not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.

         Section 7.13 Insurance. The Borrower has, or the Borrower's owners on behalf of the Borrower have obtained, (a) all insurance policies sufficient for the compliance by it with all material Governmental Requirements, the Medusa Spar Documents and all other material agreements and (b) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Borrower. The Administrative Agent and the Lenders have been named as additional insureds in respect of such liability insurance policies (other than the insurance policy obtained by MOC on behalf of the Borrower issued by Oil Insurance Limited) and the Administrative Agent, for the benefit of the Lenders, has been named as loss payee with respect to property loss insurance.

         Section 7.14 Restriction on Liens. None of the Borrower or any Pledgor is a party to any material agreement or arrangement, or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Administrative Agent and the Lenders on or in respect of their Properties upon which Liens have been or are purported to be granted under the Security Instruments to secure the Indebtedness and the Loan Documents.

         Section 7.15 Subsidiaries. The Borrower has no Subsidiaries nor has any Equity Interest in any other Person.

         Section 7.16 Location of Business and Offices. The Borrower's jurisdiction of organization is Delaware; the name of the Borrower as listed in the public records of its jurisdiction of organization is Medusa Spar LLC; and the organizational identification number of the Borrower in its jurisdiction of organization is 3724209 (or, in each case, as set forth in a notice delivered to the Administrative Agent pursuant to Section 8.01(j) in accordance with Section 12.01). The Borrower's principal place of business and chief executive offices are located at the address specified in Section 12.01 (or as set forth in a notice delivered pursuant to Section 8.01(j) and Section 12.01(c)).

         Section 7.17 Properties; Titles, Etc.

         (a) The Borrower has good and defensible title to a 75% undivided interest in and to the Medusa Spar and the Borrower's other Properties, free and clear of all Liens except Liens permitted by Section 9.02.

         (b) Each of MEPC and CPOC has good and defensible title to the Dedicated Blocks owned by it evaluated in the most recently delivered reserve report hereunder, free and clear of all Liens except Excepted Liens and JOA Liens. After giving full effect to the Excepted Liens, each of MEPC and CPOC owns the net interests in production attributable to the Dedicated Blocks owned by it as reflected in the most recently delivered reserve report hereunder, and the ownership of the Dedicated Blocks shall not in any material respect obligate MEPC or CPOC to bear the costs and expenses relating to the maintenance, development and operations of the Dedicated Blocks in an amount in excess of the working interest of the Dedicated Blocks set forth in the most recently delivered reserve report hereunder that is not offset by a corresponding proportionate increase in MEPC's or CPOC's net revenue interest in the Dedicated Blocks.

         (c) All material leases and agreements necessary for the conduct of the business of the Borrower are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which could reasonably be expected to have a Material Adverse Effect.

         (d) The rights and Properties presently owned, leased or licensed by the Borrower including, without limitation, all easements and rights of way, include all rights and Properties necessary to permit the Borrower to conduct its business in all material respects in the same manner as its business has been conducted prior to the date hereof, except to the extent the failure to maintain could reasonably be expected to have a Material Adverse Effect.

         (e) All of the Properties of the Borrower which are reasonably necessary for the operation of its business are in good working condition and are maintained in accordance with prudent business standards.

         (f) The Borrower owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business, and the use thereof by the Borrower does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower either owns or has valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in its business as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for similarly situated companies engaged in the similar businesses, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.

         Section 7.18 Maintenance of Properties. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Properties of the Borrower have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Government Requirements and in conformity with the provisions of all leases, subleases or other contracts and agreements to which it is a party. All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Borrower or that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by the Borrower, in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements (other than those the failure of which to maintain in accordance with this Section 7.07 could not reasonably be expect to have a Material Adverse Effect).

         Section 7.19 Swap Agreements. Schedule 7.19, as of the date hereof, and after the date hereof, each report required to be delivered by the Borrower pursuant to Section 8.01(d), sets forth, a true and complete list of all Swap Agreements of the Borrower, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.

         Section 7.20 Use of Loans. The proceeds of the Loans shall be used to reimburse MEPC and CPOC for a portion of their respective capital contributions to the Borrower, which amounts represent in the aggregate, an amount equal to approximately 50% of the purchase price of an undivided 75% interest in the Medusa Spar, and for the transaction fees and expenses associated with the Medusa Spar Transactions. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of any Loan will be used for any purpose which violates the provisions of Regulations T, U or X of the Board.

         Section 7.21 Solvency. After giving effect to the transactions contemplated hereby, (a) the aggregate assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the Borrower will exceed the aggregate Debt of the Borrower, as the Debt becomes absolute and matures, (b) the Borrower will not have incurred or intended to incur, and will not believe that it will incur, Debt beyond its ability to pay such Debt (after taking into account the timing and amounts of cash to be received by the Borrower and the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) as such Debt becomes absolute and matures and (c) the Borrower will not have (and will have no reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.

         Section 7.22 Medusa Spar Documents. The copies of the Medusa Spar Documents previously delivered by the Borrower to the Administrative Agent are true, accurate and complete and have not been amended or modified in any manner, other than pursuant to amendments or modifications previously delivered to the Administrative Agent and otherwise permitted by Section 9.17. No party to any Medusa Spar Document is in default in respect of any term or obligation thereunder which could reasonably be expected to have a Material Adverse Effect.

                                  ARTICLE VIII
                              AFFIRMATIVE COVENANTS

         Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

         Section 8.01 Financial Statements; Ratings Change; Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

         (a) Annual Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 120 days after the end of each fiscal year of such Person, the Borrower's audited balance sheet and the consolidated balance sheet of each Parent Guarantor and its Consolidated Subsidiaries and MEPC, and related statements of operations, members' or stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing acceptable to the Administrative Agent and the Majority Lenders (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such financial statements or consolidated financial statements, as applicable, present fairly in all material respects the financial condition and results of operations of such Person or such Person on a consolidated basis, as applicable, in accordance with GAAP consistently applied.

         (b) Quarterly Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year of such Person, the Borrower's balance sheet and the consolidated balance sheet of each Parent Guarantor and its Consolidated Subsidiaries and MEPC, and related statements of operations, members' or stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of such Person's Financial Officers as presenting fairly in all material respects the financial condition and results of operations of such Person in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

         (c) Certificate of Financial Officer -- Compliance. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer in substantially the form of Exhibit C hereto
(i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 7.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.

         (d) Certificate of Financial Officer - Swap Agreements. Concurrently with any delivery of financial statements under Section 8.01(a) and Section 8.01(b), a certificate of a Financial Officer, in form and substance satisfactory to the Administrative Agent, setting forth as of a recent date, a true and complete list of all Swap Agreements of the Borrower, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value therefor, and the counterparty to each such agreement.

         (e) Certificate of Insurer -- Insurance Coverage. Concurrently with any delivery of financial statements under Section 8.01(a), a certificate of insurance coverage from each insurer with respect to the insurance required by
Section 8.07, in form and substance reasonably satisfactory to the Administrative Agent, and, if requested by the Administrative Agent or any Lender, all copies of the applicable policies.

         (f) SEC and Other Filings; Reports to Shareholders. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or MOC with the SEC, or with any national securities exchange, or distributed by the Borrower or MOC to its shareholders or members generally, as the case may be.

         (g) Notices Under Material Instruments. Promptly after the furnishing thereof, copies of any financial statement, report or notice furnished to or by the Borrower pursuant to the terms of any preferred stock designation, indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.

         (h) Notice of Dispositions. In the event the Borrower intends to Dispose of any Properties in accordance with Section 9.11, prior written notice of such Disposition, the price thereof and the anticipated date of closing and any other details thereof requested by the Administrative Agent or any Lender.

         (i) Notice of Casualty Events. Prompt written notice, and in any event within three Business Days, of the occurrence of any Casualty Event or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event.

         (j) Information Regarding Loan Parties. Prompt written notice (and in any event within thirty (30) days prior thereto) of any change (i) in the Borrower or any other Loan Party's corporate name or in any trade name used to identify such Person in the conduct of its business or in the ownership of its Properties, (ii) in the location of the Borrower or any other Loan Party's chief executive office or principal place of business, (iii) in the Borrower or any other Loan Party's identity or corporate structure or in the jurisdiction in which such Person is incorporated or formed, (iv) in the Borrower or any other Loan Party's jurisdiction of organization or such Person's organizational identification number in such jurisdiction of organization and (v) in the Borrower or any other Loan Party's federal taxpayer identification number.

         (k) Notices of Certain Changes. Promptly, but in any event within five
(5) Business Days after the execution thereof, copies of any amendment, modification or supplement to the Borrower's LLC Agreement, the certificate or articles of formation, any preferred membership interest designation or any other Organization Document of the Borrower.

         (l) Ratings Change. Promptly after, but in no event later than three
(3) Business Days after, Moody's or S&P shall have announced a change in the Debt Rating, written notice of such rating change.

         (m) Reserve Reports. If requested by the Administrative Agent, the Borrower shall furnish to the Administrative Agent and the Lenders a reserve report regarding the Dedicated Blocks, in form and substance reasonably satisfactory to the Administrative Agent, prepared as of a date requested by the Administrative Agent. Such reserve report shall be prepared by one or more Approved Petroleum Engineers. With the delivery of each such reserve report, the Borrower shall furnish to the Administrative Agent and the Lenders a certificate from a Responsible Officer of MEPC or CPOC, as applicable, certifying that in all material respects: (i) the information provided to the Approved Petroleum Engineer by MEPC or CPOC, as applicable, upon which the Approved Petroleum Engineer has prepared such reserve report and any other information delivered in connection therewith is true and correct; (ii) MEPC or CPOC, as applicable, owns good and defensible title to their respective percentage interests in the Dedicated Blocks evaluated in such reserve report and such Properties are free of all Liens other than Excepted Liens and JOA Liens; (iii) none of its interests in the Properties comprising the Dedicated Blocks have been sold since the date of the most recently delivered reserve report except for production therefrom and as set forth on an exhibit to the certificate, which certificate shall list any such Property sold and in such detail as reasonably required by the Administrative Agent and (iv) attached to the certificate is a list of all marketing agreements entered into in respect of its interest in the Dedicated Blocks.

         (n) Other Requested Information. Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any other Loan Party, or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request.

         Section 8.02 Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

         (a) the occurrence of any Default;

         (b) the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof not previously disclosed in writing to the Lenders or any material adverse development in any action, suit, proceeding, investigation or arbitration previously disclosed to the Lenders that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

         (c) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

         Section 8.03 Existence; Conduct of Business. The Borrower will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Properties is located or the ownership of its Properties requires such qualification, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         Section 8.04 Payment of Obligations. The Borrower will pay its obligations, including Tax liabilities of the Borrower before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect or result in the seizure or levy of any Property of the Borrower.

         Section 8.05 Performance of Obligations under Loan Documents and Medusa Spar Documents. The Borrower will pay the Notes according to the reading, tenor and effect thereof, and the Borrower will do and perform every act and discharge all of the obligations to be performed and discharged by it under the Loan Documents, including, without limitation, this Agreement, at the time or times and in the manner specified, and the Borrower shall comply with, observe and perform all of its material obligations, undertakings, agreements, covenants and duties under each Medusa Spar Document to which it is a party in accordance with the terms thereof.

         Section 8.06 Operation and Maintenance of Properties. The Borrower, at its own expense, will:


         (a) maintain all bonding required to be maintained by any Governmental Authority in connection with its Properties (including the Borrower's operatorship of its interest in the Medusa Spar) and operate its Properties or cause such Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including, without limitation, applicable pro ration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Properties and the production and sale, gathering, handling, operation and transportation of hydrocarbons and other minerals therefrom, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         (b) keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material Properties, including, without limitation, all equipment, machinery and facilities.

         (c) promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Properties and will do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         (d) promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Properties, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         (e) cause MEPC to become and maintain its status as a sole "Operator" of the Medusa Spar under the Joint Operating Agreement.

         (f) to the extent the Borrower is not the operator of any of its Property, the Borrower shall use reasonable efforts to cause the operator to comply with this Section 8.06.

         Section 8.07 Insurance. The Borrower will, or the Borrower's owners on behalf of the Borrower will, maintain, with insurance companies rated A-VII or better by Best's Insurance Guide and Key Ratings (or an equivalent rating by another nationally recognized insurance rating agency for an insurer not rated by Best's Insurance Guide and Key Ratings), insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations, but in any event, at least as required by the terms of the Medusa Spar Documents. The Administrative Agent and the

Lenders hereby agree that the energy industry mutual insurer, Oil Insurance Limited, is an acceptable insurer. The loss payable clauses or provisions in said insurance policy or policies insuring the Borrower's undivided ownership interest in the Medusa Spar and any of the collateral for the Loans shall be endorsed in favor of and made payable to the Administrative Agent as its interests may appear and such policies shall name the Administrative Agent and the Lenders as "additional insureds" (other than with respect to the insurance policy obtained by MOC on behalf of the Borrower issued by Oil Insurance Limited). The insured or the insurer will endeavor to give at least 30 days prior notice of any cancellation to the Administrative Agent.

         Section 8.08 Books and Records; Inspection Rights. The Borrower will keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

         Section 8.09 Compliance with Laws. The Borrower will comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         Section 8.10 Environmental Matters.

         (a) The Borrower shall at its sole expense: (i) comply, and shall cause its Properties and operations to comply, with all applicable Environmental Laws, the breach of which could be reasonably expected to have a Material Adverse Effect; (ii) not dispose of or otherwise release any oil, oil and gas waste, hazardous substance, or solid waste on, under, about or from any of the Borrower's Properties or any other Property to the extent caused by the Borrower's operations except in compliance with applicable Environmental Laws, the disposal or release of which could reasonably be expected to have a Material Adverse Effect; (iii) timely obtain or file all notices, permits, licenses, exemptions, approvals, registrations or other authorizations, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of the Borrower's Properties, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect; (iv) promptly commence and diligently prosecute to completion any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the "Remedial Work") in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future disposal or other release of any oil, oil and gas waste, hazardous substance or solid waste on, under, about or from any of the Borrower's Properties, which failure to commence and diligently prosecute to completion could reasonably be expected to have a Material Adverse Effect; and (v) establish and implement such procedures as may be necessary to continuously determine and assure that the Borrower's obligations under this
Section 8.10(a) are timely and fully satisfied, which failure to establish and implement could reasonably be expected to have a Material Adverse Effect.

         (b) The Borrower will promptly, but in no event later than five days of the occurrence thereof, notify the Administrative Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any landowner or other third party against the Borrower or related to any of its Properties (including, without limitation, the Medusa Spar) or the Dedicated Blocks of which the Borrower has knowledge in connection with any Environmental Laws (excluding routine testing and corrective action) if the Borrower reasonably anticipates that such action will result in liability (whether individually or in the aggregate) in excess of $2,000,000, not fully covered by insurance, subject to normal deductibles.

         Section 8.11 Further Assurances.

         (a) The Borrower at its expense will promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of the Borrower in the Loan Documents, including the Notes, or to further evidence and more fully describe the collateral intended as security for the Indebtedness, or to correct any omissions in this Agreement or the Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the sole discretion of the Administrative Agent, in connection therewith.

         (b) The Borrower hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Borrower or any other Person where permitted by law. A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

         Section 8.12 Collateral. The Borrower will at all times cause the Collateral to be subject to a Lien of the Security Instruments on such terms and conditions and documentation as the Administrative Agent shall reasonably require.

         Section 8.13 Swap Agreements. The Borrower shall maintain the hedge position established by the Swap Agreements required under Section 6.01(m) during the period specified therein and shall neither assign, terminate or unwind any such Swap Agreements nor sell any Swap Agreements if the effect of such action (when taken together with any other Swap Agreements executed contemporaneously with the taking of such action) would have the effect of canceling its positions under such Swap Agreements required hereby.

         Section 8.14 MEPC Restricted Account. The Borrower shall cause all amounts from time to time credited to the MEPC Restricted Account (as defined in the Security Agreement) to be held in the form of cash or Investments permitted by Section 9.04(c), Section 9.04(d), Section 9.04(e) or Section 9.04(f); provided that the Borrower may from time to time cause the withdrawal of any such amounts in order to prepay the Loans in accordance with Section 3.04(a).

                                   ARTICLE IX
                               NEGATIVE COVENANTS

         Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents have been paid in full, the Borrower covenants and agrees with the Lenders that:

         Section 9.01 Debt. The Borrower will not incur, create, assume or suffer to exist any Debt, except:

         (a) the Notes or other Indebtedness arising under the Loan Documents.

         (b) Debt of the Borrower under the Joint Operating Agreement.

         (c) accounts payable from time to time incurred in the ordinary course of business which are not greater than ninety (90) days past the date of invoice or delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP.

         (d) accrued expenses or accrued liabilities arising in the ordinary course of business (other than Debt referred to in Section 9.01(c)) not to exceed in the aggregate at any one time outstanding $1,000,000.

         (e) endorsements of negotiable instruments for collection in the ordinary course of business.

         Section 9.02 Liens. The Borrower will not create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

         (a) Liens securing the payment of any Indebtedness.

         (b) Excepted Liens.

         (c) the JOA Liens securing obligations that are not delinquent.

         Section 9.03 Restricted Payments. The Borrower will not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its stockholders or make any distribution of its Property to its Equity Interest holders, except (a) the Borrower may declare and pay a one time cash dividend or distribution to each MEPC and CPOC from the proceeds of the Term Loan for the purpose specified in Section 7.20 in the amounts set forth in Schedule 9.03; (b) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock) and (c) subject to the terms of the Security Agreement, the Borrower may declare and pay cash dividends and distributions in an amount not to exceed the sum of the Actual CPOC Throughput Amount and the Third Party Throughput Amount, to the extent and only to the extent such amounts constitute Available Cash and so long as no Default has occurred and is continuing, or would occur, after giving effect to any such payment.

         Section 9.04 Investments. The Borrower will not make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:

         (a) Investments reflected in the Financial Statements or which are disclosed to the Lenders in Schedule 9.05.

         (b) accounts receivable arising in the ordinary course of business.

         (c) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof.

         (d) commercial paper maturing within one year from the date of creation thereof rated in the highest grade by S&P or Moody's.

         (e) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company's most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody's, respectively.

         (f) deposits in money market funds investing exclusively in Investments described in Section 9.04(c), Section 9.04(d) or Section 9.04(e).

         (g) Investments in stock, obligations or securities received in settlement of debts arising from Investments permitted under this Section 9.04 owing to the Borrower as a result of a bankruptcy or other insolvency proceeding of the obligor in respect of such debts or upon the enforcement of any Lien in favor of the Borrower.

         Section 9.05 Nature of Business; International Operations. The Borrower will not allow any material change to be made in the character of its business as it is currently being conducted on the date hereof. The Borrower will not operate its business outside of the geographical boundaries of the United States, provided that the Borrower may purchase Property from Persons located outside of the geographical boundaries of the United States.

         Section 9.06 Limitation on Leases. The Borrower will not create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal or otherwise), under leases or lease agreements.

         Section 9.07 Proceeds of Notes. The Borrower will not permit the proceeds of the Notes to be used for any purpose other than those permitted by
Section 7.20. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. If requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be.

         Section 9.08 ERISA Compliance. Neither the Borrower nor any ERISA Affiliate will at any time employ any employees or sponsor, maintain or contribute to any "employee benefit plan" as such term is defined in Section 3(3) of ERISA.

         Section 9.09 Sale or Discount of Receivables. The Borrower will not discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

         Section 9.10 Mergers, Etc. The Borrower will not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person (whether now owned or hereafter acquired), or liquidate or dissolve.

         Section 9.11 Dispositions. The Borrower will not Dispose of any Property or make any agreement to make any Disposition other than a Disposition the Operator is permitted to make in the ordinary course of its operations under the Joint Operating Agreement in respect of the Medusa Spar without the consent of the working interest owners which are parties to the Joint Operating Agreement.

         Section 9.12 Environmental Matters. The Borrower will not cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any Remedial Work under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations could reasonably be expected to have a Material Adverse Effect.

         Section 9.13 Transactions with Affiliates. Except for transactions contemplated by the Oceaneering Products & Services Agreement dated August 8, 2003 (as in effect on the date hereof) and the Medusa Spar Documents (as in effect on the date hereof), the Borrower will not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of


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

Property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

         Section 9.14 Subsidiaries. The Borrower will not create, acquire or have any Subsidiaries or acquire or have any Equity Interest in any other Person.

         Section 9.15 Negative Pledge Agreements. The Borrower will not create, incur, assume or suffer to exist any contract, agreement or understanding (other than this Agreement or the Security Instruments) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Administrative Agent and the Lenders, or which requires the consent of or notice to other Persons in connection therewith.

         Section 9.16 Swap Agreements. The Borrower will not enter into any Swap Agreements other than as required by Section 6.01(m). In no event shall any Swap Agreement contain any requirement, agreement or covenant for the Borrower or any other Loan Party to post collateral or margin to secure its obligations under such Swap Agreement or to cover market exposures.

         Section 9.17 Amendments of Agreements. The Borrower will not amend, modify, supplement or terminate, or agree to amend, modify, supplement or terminate, any Medusa Spar Document, or any other provision of any security issued by the Borrower or of any agreement, instrument or other undertaking to which the Borrower is a party or by which it or any of its Property is bound, related to the ownership, operation, or use of the Medusa Spar by the Borrower, without the prior written consent of the Majority Lenders.

         Section 9.18 Limitation on Capital Expenditures. The Borrower shall not agree to pay for any Capital Expenditures in respect of any of its Properties except for Capital Expenditures in respect of the Medusa Spar for which the Borrower is responsible pursuant to the terms of the Operating and Production Handling Agreement and which is entirely prefunded from the proceeds of capital contributions from one or more of its members.

                                   ARTICLE X
                           EVENTS OF DEFAULT; REMEDIES

         Section 10.01 Events of Default. One or more of the following events shall constitute an "Event of Default":

         (a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise.

         (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days.


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

         (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any other Loan Party in or in connection with any Loan Document or Medusa Spar Document or any amendment or modification of any Loan Document or Medusa Spar Document or waiver under such Loan Document or Medusa Spar Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document, Medusa Spar Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect when made or deemed made.

         (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 8.01(g), Section 8.01(j), Section 8.01(l), Section 8.02, Section 8.03, Section 8.12, Section 8.14 or in ARTICLE IX.

         (e) MOC shall fail to observe or perform any covenant, condition or agreement contained in Section 3.2 of the MOC Parent Guarantee.

         (f) the Borrower or any other Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a), Section 10.01(b) or Section 10.01(d)) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after the earlier to occur of (A) notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) or (B) a Responsible Officer of the Borrower otherwise becoming aware of such default.

         (g) the Borrower, MOC or MEPC shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness of such Person, when and as the same shall become due and payable.

         (h) any event or condition occurs that results in any Material Indebtedness of the Borrower, MOC or MEPC becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require such Person to make an offer in respect thereof.

         (i) any event or condition occurs which constitutes an "Event of Default" or which upon notice, lapse of time or both would, unless cured or waived, become an "Event of Default" under the MOC Credit Agreement;

         (j) (i) an "Event of Default" or an "Additional Termination Event" under the documentation related to any Swap Agreement entered into by the Borrower pursuant to Section 6.01(m) occurs or (ii) the Borrower is required to pay an amount in respect of an Early Termination Date designated under such documentation as a result of a "Termination Event" as to which the Borrower is the "Affected Party" (quoted terms in this paragraph having the meanings given such terms in such documentation).

         (k) the failure of any Loan Party to make any payment when due, or the failure by such Person to observe or perform any other covenant, agreement or condition, under any Medusa Spar Document to which it is a party, including, without limitation, the Minimum Throughput Guarantee and the Parent Guarantees (and in the case of the Joint Operating Agreement, which would entitle any party to the Joint Operating Agreement to exercise its rights in connection with any Lien granted under or in connection with the Joint Operating Agreement), in each case, subject to any applicable grace period provided for therein.

         (l) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any other Loan Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or other Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 30 days or an order or decree approving or ordering any of the foregoing shall be entered.

         (m) the Borrower or any other Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(l), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any other Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing.

         (n) the Borrower or any other Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due.

         (o) (i) one or more judgments for the payment of money in an aggregate amount in excess of (A) $35,000,000, in the case of MOC; (B) $35,000,000, in the case of MEPC or (C) $2,000,000, in the case of the Borrower, (in each case, to the extent not covered by independent third party insurance provided by insurers of the highest claims paying rating or financial strength as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding) or (ii) any one or more non-monetary judgments that have, or could reasonably be expected to have, individually or the aggregate, a Material Adverse Effect, shall be rendered against the Borrower, MOC, or MEPC or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower, MOC or MEPC to enforce any such judgment.

         (p) the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Borrower or any other Loan Party thereto or shall be repudiated by any of them, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Borrower or any other Loan Party or any of their Affiliates shall so state in writing.

         (q) the Borrower shall at any time fail to have good and defensible title to an undivided 75% interest in and to the Medusa Spar, free and clear of any Lien other than Liens permitted by Section 9.02.

         (r) MEPC, or any other Person approved in writing by the Lenders, shall at any time cease to be the "Operator" under the Joint Operating Agreement.

         (s) a Change in Control shall occur.

         (t) CPC shall at any time sell or otherwise dispose of any of the Equity Interests of the Borrower owned by CPC on the date hereof (whether directly or indirectly, or beneficially or of record), to any other Person, and such other Person, at the time of acquisition of any such Equity Interests (i) fails to have a long term senior, unsecured debt rating from S&P of B and Moody's of B2 or (ii) fails to execute and deliver to the Administrative Agent documentation similar in form and substance to the Loan Documents to which CPC is then a party (including, without limitation, the CPC Parent Guarantee), in form and substance satisfactory to the Administrative Agent and the Lenders, and such other documentation (including legal opinions) as the Administrative Agent and the Lenders may reasonably require.

         Section 10.02 Remedies.

         (a) In the case of an Event of Default other than one described in
Section 10.01(l), Section 10.01(m) or Section 10.01(n), at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, and at the request of the Majority Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:
(i) terminate the Commitments, and thereupon the Commitments shall terminate immediately and (ii) declare the Notes and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder and under the Notes and the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower; and in case of an Event of Default described in Section 10.01(l), Section 10.01(m) or Section 10.01(n), the Commitments shall automatically terminate and the Notes and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and the other obligations of the Borrower accrued hereunder and under the Notes and the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and each other Loan Party.

         (b) In the case of the occurrence of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.


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

         (c) All proceeds realized from the liquidation or other disposition of collateral or otherwise received after maturity of the Notes, whether by acceleration or otherwise, shall be applied:

              (i) first, to payment or reimbursement of that portion of the Indebtedness constituting fees, expenses, indemnities and other amounts payable to the Administrative Agent in its capacity as such;

             (ii) second, pro rata to payment or reimbursement of that portion of the Indebtedness constituting fees, expenses, indemnities and other amounts (other than principal and interest) payable to the Lenders;

            (iii) third, pro rata to payment of accrued interest on the Loans;

             (iv) fourth, pro rata to payment of principal outstanding on the Loans and that portion of the Indebtedness constituting Swap Termination Values; and

              (v) and any excess, if any, after all of the Indebtedness shall have been indefeasibly paid in full in cash, shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

                                   ARTICLE XI
                                   THE AGENTS

         Section 11.01 Appointment; Powers. Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

         Section 11.02 Duties and Obligations of Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; rather, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties), (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 11.03, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any other Loan Party that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other


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

Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in ARTICLE VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or as to those conditions precedent expressly required to be to the Administrative Agent's satisfaction, (vi) the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower or any other Loan Party or any other obligor or guarantor, or (vii) any failure by the Borrower or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein. For purposes of determining compliance with the conditions specified in ARTICLE VI, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed closing date specifying its objection thereto.

         Section 11.03 Action by Administrative Agent. The Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in
Section 12.02) and in all cases the Administrative Agent shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall (a) receive written instructions from the Majority Lenders or the Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions as aforesaid and any action taken or failure to act pursuant thereto by the Administrative Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, then the Administrative Agent shall take such action with respect to such Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 11.03, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, the Loan Documents or applicable law. If a Default has occurred and is continuing, the Syndication Agents shall have no obligation to perform any act in respect thereof. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders or the Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02), and otherwise no Agent shall be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING

ITS OWN ORDINARY NEGLIGENCE, except for its own gross negligence or willful misconduct.

         Section 11.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon and each of the Borrower and the Lenders hereby waives the right to dispute the Administrative Agent's record of such statement, except in the case of gross negligence or willful misconduct by the Administrative Agent. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Agents may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent.

         Section 11.05 Subagents. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding Sections of this ARTICLE XI shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

         Section 11.06 Resignation or Removal of Agents. Subject to the appointment and acceptance of a successor Agent as provided in this Section 11.06, any Agent may resign at any time by notifying the Lenders and the Borrower, and any Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation or removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Agent's resignation hereunder, the provisions of this ARTICLE XI and
Section 12.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.


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

         Section 11.07 Agents as Lenders. Each bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any other Loan Party or other Affiliate thereof as if it were not an Agent hereunder.

         Section 11.08 No Reliance. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder. The Agents shall not be required to keep themselves informed as to the performance or observance by the Borrower or any other Loan Party of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of the Borrower or any other Loan Party . Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent or the Arranger shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of such Agent or any of its Affiliates. In this regard, each Lender acknowledges that Vinson & Elkins L.L.P. is acting in this transaction as special counsel to the Administrative Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

         Section 11.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

         (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Indebtedness that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 12.03) allowed in such judicial proceeding; and

         (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

         and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 12.03.

         Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

         Section 11.10 Authority of Administrative Agent to Release Collateral and Liens. Each Lender hereby authorizes the Administrative Agent to release any collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents. Each Lender hereby authorizes the Administrative Agent to execute and deliver to the Borrower, at the Borrower's sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Borrower in connection with any sale or other disposition of Property to the extent such sale or other disposition is permitted by the terms of Section 9.11 or is otherwise authorized by the terms of the Loan Documents.

         Section 11.11 The Arranger and the Syndication Agents. The Arranger and the Syndication Agents shall have no duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than their duties, responsibilities and liabilities in their capacity as Lenders hereunder.

                                  ARTICLE XII
                                  MISCELLANEOUS

         Section 12.01 Notices.

         (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

              (i) if to the Borrower, to it at 131 South Robertson, New Orleans, Louisiana 70112, Attention of John C. Higgins (Telecopy No. (504) 561-2551);

             (ii) if to the Administrative Agent, to it at 1100 Louisiana, Suite 3000, Houston, Texas 77002, Attention of Randy Crath (Telecopy No. (713) 752-2425), with a copy to The Bank of Nova Scotia, at 600 Peachtree Street, NE Suite 2700, Atlanta, Georgia 30308, Attention of Eudia Smith (Telecopy No. (404) 888-8998); and

            (iii) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.


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

         (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to ARTICLE II, ARTICLE III, ARTICLE IV and ARTICLE V unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

         (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

         Section 12.02 Waivers; Amendments.

         (a) No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

         (b) Neither this Agreement nor any provision hereof nor any Security Instrument nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Majority Lenders or by the Borrower and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Indebtedness hereunder or under any other Loan Document, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment or prepayment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or any other Indebtedness hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Termination Date without the written consent of each Lender affected thereby, (iv) change Section 4.01(b) or Section 4.01(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) waive or amend Section 6.01,
Section 8.12, Section 10.02(c) or


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Section  12.14 or  change  the  definition  of the  term  "Subsidiary", without the written consent of each Lender, (vi) release any Guarantor (except as set forth in the Guarantees), release any of the collateral (other than as provided in Section 11.10), without the written consent of each Lender, or (vii) change any of the provisions of this Section 12.02(b) or the definitions of "Majority Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent.

         Section 12.03 Expenses, Indemnity; Damage Waiver.

         (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including, without limitation, the reasonable fees, charges and disbursements of counsel and other outside consultants for the Administrative Agent, the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, and the cost of environmental audits and surveys and appraisals, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable costs, expenses, Taxes, assessments and other charges incurred by any Agent or any Lender in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein, (iii) all reasonable out-of-pocket expenses incurred by any Agent or any Lender, including the fees, charges and disbursements of any counsel for any Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 12.03, or in connection with the Loans made hereunder, including, without limitation, all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

         (b) THE BORROWER SHALL INDEMNIFY EACH AGENT, THE ACCOUNT BANK, THE SECURITIES INTERMEDIARY AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN "INDEMNITEE") AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE


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CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN
DOCUMENT, (ii) THE FAILURE OF THE BORROWER OR ANY OTHER LOAN PARTY TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iii) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE BORROWER OR ANY OTHER LOAN PARTY SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (iv) ANY LOAN OR THE USE OF THE PROCEEDS THEREFROM, (v) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, (vi) THE OPERATIONS OF THE BUSINESS OF THE BORROWER AND THE OTHER LOAN PARTIES BY THE BORROWER AND THE OTHER LOAN PARTIES, (vii) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, (viii) ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY OTHER LOAN PARTY OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES, (ix) THE BREACH OR NON-COMPLIANCE BY THE BORROWER OR ANY OTHER LOAN PARTY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY OTHER LOAN PARTY, (x) THE PAST OWNERSHIP BY THE BORROWER OR ANY OTHER LOAN PARTY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (xi) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY OTHER LOAN PARTY OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY OTHER LOAN PARTY, (xii) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OTHER LOAN PARTY, OR (xiii) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, OR (xiv) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT


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

SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF SUCH INDEMNITEE.

         (c) To the extent that the Borrower fails to pay any amount required to be paid by it to any Agent under Section 12.03(a) or (b), each Lender severally agrees to pay to such Agent such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent in its capacity as such.

         (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof.

         (e) All amounts due under this Section 12.03 shall be payable not later than thirty (30) days after written demand therefor.

         Section 12.04 Successors and Assigns.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in Section 12.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) (i) Subject to the conditions set forth in Section 12.04(b)(ii), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

                (A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; and


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

                (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to an assignee that is a Lender immediately prior to giving effect to such assignment.

             (ii) Assignments shall be subject to the following additional conditions:

                (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $2,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

                (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement;

                (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

                (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

            (iii) Subject to Section 12.04(b)(iv) and the acceptance and recording thereof, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of
         Section 5.01, Section 5.02, Section 5.03 and Section 12.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.04(c).

             (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the


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         terms hereof as a Lender hereunder for all purposes of this
         Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In connection with any changes to the Register, if necessary, the Administrative Agent will reflect the revisions on Annex I and forward a copy of such revised Annex I to the Borrower and each Lender.

              (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 12.04(b) and any written consent to such assignment required by Section 12.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b).

         (c) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loan owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 12.02 that affects such Participant. In addition such agreement must provide that the Participant be bound by the provisions of Section 12.03. Subject to Section 12.04(c)(ii), the Borrower agrees that each Participant shall be entitled to the benefits of Section 5.01,
Section 5.02 and Section 5.03 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of
Section 12.08 as though it were a Lender, provided such Participant agrees to be subject to Section 4.01(c) as though it were a Lender.

                  (ii) A Participant shall not be entitled to receive any greater payment under Section 5.01 or Section 5.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.03 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 5.03(e) as though it were a Lender.


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         (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 12.04(d) shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         (e) Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any state.

         Section 12.05 Survival; Revival; Reinstatement.

         (a) All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Section 5.01, Section 5.02, Section 5.03 and Section 12.03 and
ARTICLE XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

         (b) To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent's and the Lenders' Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.

         Section 12.06 Counterparts; Integration; Effectiveness.



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         (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

         (b) This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. This Agreement and the other Loan Documents represent the final agreement among the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

         (c) Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

         Section 12.07 Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

         Section 12.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, without limitations obligations under Swap Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower or any or its Affiliates against any of and all the obligations of the Borrower or any or any of its Affiliates owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have.

         Section 12.09 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF
PROCESS.

         (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW


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YORK EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS ANY LENDER TO
CONTRACT FOR, CHARGE, RECEIVE, RESERVE OR TAKE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE SUCH LENDER IS LOCATED.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

         (c) THE BORROWER HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS AND HEREBY CONFERS AN IRREVOCABLE SPECIAL POWER, AMPLE AND SUFFICIENT, TO CT CORPORATION SYSTEM, WITH OFFICES ON THE DATE HEREOF AT 111 8TH AVENUE, NEW YORK, NEW YORK 10011 AS ITS DESIGNEE, APPOINTEE AND AGENT WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING IN NEW YORK TO RECEIVE AND ACCEPT FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH PROCEEDING AND AGREES THAT THE FAILURE OF SUCH AGENT TO GIVE ANY ADVICE OF ANY SUCH SERVICE OF PROCESS TO THE BORROWER SHALL NOT IMPAIR OR AFFECT THE VALIDITY OF SUCH SERVICE OR OF ANY CLAIM BASED THEREON. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, THE BORROWER AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY REASONABLY SATISFACTORY TO THE ADMINISTRATIVE AGENT ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION. EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 12.01 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO
SECTION 12.01 (OR ITS ASSIGNMENT AND ASSUMPTION), SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.


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         (d) EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO
THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.09.

         Section 12.10 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

         Section 12.11 Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and shall agree to be bound by the terms of this Section 12.11), (b) to the extent requested by any regulatory authority having jurisdiction over such Person, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 12.11, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 12.11 or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section 12.11, "Information" means all information received from the Borrower or any other Loan Party relating to the Borrower or any other Loan Party and their businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any other Loan Party; provided that, in the case of information received from the Borrower or other Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its


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obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything herein to the contrary, "Information" shall not include, and the Borrower, the other Loan Parties, the Administrative Agent, each Lender and the respective Affiliates of each of the foregoing (and the respective partners, directors, officers, employees, agents, advisors and other representatives of the aforementioned Persons), and any other party, may disclose to any and all Persons, without limitation of any kind (a) any information with respect to the U.S. federal and state income tax treatment of the transactions contemplated hereby and any facts that may be relevant to understanding the U.S. federal or state income tax treatment of such transactions ("tax structure"), which facts shall not include for this purpose the names of the parties or any other person named herein, or information that would permit identification of the parties or such other persons, or any pricing terms or other nonpublic business or financial information that is unrelated to such tax treatment or tax structure, and (b) all materials of any kind (including opinions or other tax analyses) that are provided to the Borrower, the Administrative Agent or such Lender relating to such tax treatment or tax structure.

         Section 12.12 Interest Rate Limitation. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.12


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and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.12. To the extent that Chapter 303 of the Texas Finance Code is relevant for the purpose of determining the Highest Lawful Rate applicable to a Lender, such Lender elects to determine the applicable rate ceiling under such Chapter by the weekly ceiling from time to time in effect. Chapter 346 of the Texas Finance Code does not apply to the Borrower's obligations hereunder.

         Section 12.13 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT "CONSPICUOUS."

         Section 12.14 Collateral Matters; Swap Agreements. The benefit of the Security Instruments and of the provisions of this Agreement relating to any collateral securing the Indebtedness shall also extend to and be available to those Lenders or their Affiliates which are counterparties to any Secured Swap Agreement with the Borrower, subject to Section 10.02(c), on a pro rata basis in respect of any obligations of the Borrower which arise under any such Secured Swap Agreement while such Person or its Affiliate is a Lender, but only while such Person or its Affiliate is a Lender, including any Secured Swap Agreements between such Persons in existence prior to the date hereof. No Lender or any Affiliate of a Lender shall have any voting rights under any Loan Document as a result of the existence of obligations owed to it under any such Secured Swap Agreements.

         Section 12.15 No Third Party Beneficiaries. This Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans hereunder are solely for the benefit


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

of the Borrower, and no other Person (including, without limitation, any other Loan Party, any obligor, contractor, subcontractor, supplier or materialsman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent, any other Agent or any Lender for any reason whatsoever. There are no third party beneficiaries.

                          [SIGNATURES BEGIN NEXT PAGE]


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         The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:                              MEDUSA SPAR LLC



                                       By:
                                            -----------------------------------
                                            Name:
                                            Title:

ADMINISTRATIVE AGENT:                  THE BANK OF NOVA SCOTIA,
                                       as Administrative Agent and a Lender


                                       By:
                                            -----------------------------------
                                            Name:
                                            Title:

SYNDICATION AGENT:                     BANK ONE, N.A.,
                                       as a Syndication Agent and a Lender


                                       By:
                                            -----------------------------------
                                            Name:
                                            Title:

SYNDICATION AGENT:                     SUNTRUST BANK,
                                       as a Syndication Agent and a Lender


                                       By:
                                            -----------------------------------
                                            Name:
                                            Title:

LENDERS:                               SCOTIABANC INC.


                                       By:
                                            -----------------------------------
                                            Name:
                                            Title:

LENDERS:                               DEN NORSKE BANK ASA


                                       By:
                                            -----------------------------------
                                            Name:
                                            Title:

LENDERS:                               WHITNEY NATIONAL BANK



                                       By:
                                            -----------------------------------
                                            Name:
                                            Title: